Exhibit 99.1

Compass Diversified Holdings	Investor Relations and Media Contacts:
James J. Bottiglieri	The IGB Group
Chief Financial Officer	Leon Berman / Michael Cimini
203.221.1703	212.477.8438 / 212.477.8261
jbottiglieri@compassdiversifiedholdings.com	lberman@igbir.com / mcimini@igbir.com
Compass Diversified Holdings Reports Third Quarter 2010
Financial Results
Generates Cash Flow Available for Distribution and Reinvestment of $23.8 Million
Westport, Conn., November 8, 2010 – Compass Diversified Holdings (NYSE: CODI) (“CODI” or the “Company”), an owner of leading middle market businesses, announced today its consolidated operating results for the three and nine months ended September 30, 2010.
Third Quarter 2010 Highlights
•	Generated Cash Flow Available for Distribution and Reinvestment (“CAD” or “Cash Flow”) of $23.8 million for the third quarter of 2010;

•	Reported a net loss of $29.4 million for the third quarter of 2010, which includes a $42.4 million non-cash impairment charge;

•	Paid a third quarter 2010 cash distribution of $0.34 per share in October 2010, bringing cumulative distributions paid to $5.6552 per share since CODI’s IPO in May of 2006; and

•	Announced the platform acquisition of The ERGO Baby Carrier, Inc. (“ERGObaby”)
CODI reported Cash Flow (see note regarding use of Non-GAAP Financial Measures below) of $23.8 million for the quarter ended September 30, 2010, as compared to $11.7 million for the prior year comparable quarter. CODI’s weighted average number of shares outstanding for the quarter ended September 30, 2010 and September 30, 2009 was approximately 41.9 million and 36.6 million, respectively.
The improvement in Cash Flow for the third quarter of 2010 as compared to the year-earlier period was substantially due to higher revenue levels at our subsidiary companies, which also resulted in greater operating efficiency at a number of our businesses. In addition, the third quarter of 2010 was positively impacted by the inclusion of results from Circuit Express, which was acquired by our subsidiary, Advanced Circuits, on March 11, 2010, as well as from Liberty Safe and ERGObaby, two new CODI platform businesses which were acquired on March 31, 2010 and September 16, 2010, respectively.
CODI’s Cash Flow is calculated after taking into account all interest expense, cash taxes paid and maintenance capital expenditures, and includes the operating results of each subsidiary for the periods during which CODI owned them. However, Cash Flow excludes the gains from sales of businesses, which have totaled over $109 million since 2007.
As of September 30, 2010, CODI had $24.5 million in cash and cash equivalents on hand, $74.5 million outstanding on its term debt facility and $101.3 million outstanding under its $340 million revolving credit facility. The Company has no significant debt maturities until 2012.
On October 6, 2010, CODI’s Board of Directors declared a distribution of $0.34 per share. The distribution was paid on October 29, 2010 to all holders of record as of October 22, 2010.
Commenting on the quarter, Joe Massoud, CEO of Compass Diversified Holdings, said, “During the third quarter, we generated Cash Flow well above our expectations. Specifically, the strong growth we achieved across our diverse family of niche businesses led to a 103% increase in CAD compared to the year-earlier period. We continue to benefit from strengthening revenue trends and greater operating leverage, particularly in our Staffmark, Fox Racing Shox and Advanced Circuits subsidiaries. We also realized notable contributions in the quarter from our 2010 acquisitions, including our newest subsidiary, ERGObaby. This business represents our second platform acquisition to date in 2010, along with Liberty Safe, and increases our number of current subsidiaries to eight. Going forward, we remain conservatively capitalized and well positioned to grow, both through organic measures at our existing subsidiaries and through potential acquisition of new platform businesses.”
The net loss for the quarter ended September 30, 2010 was $29.4 million, as compared to net income of $2.8 million for the quarter ended September 30, 2009. During the third quarter of 2010, CODI recorded a $42.4 million non-cash impairment charge for the Company’s American Furniture Manufacturing subsidiary.
Commenting on the non-cash charge for the quarter, Jim Bottiglieri, CFO of Compass Diversified Holdings, said, “In the third quarter of 2010, we recorded a non-cash impairment charge related to our ownership of American Furniture Manufacturing, reflecting a decline in our estimate of the current fair market value for that entity. This decline is primarily due to the soft retail environment in the overall furniture industry, which has had an adverse affect on AFM. The company continues to provide high value furniture backed by our strong parent-level financing structure. We remain confident in AFM’s management team and will continue to work with them to leverage our leadership position in the promotional furniture niche to profitably expand our market share among both new and existing accounts. Importantly, this impairment charge does not have any impact on CODI’s Cash Flow.”
Conference Call
Management will host a conference call today at 9:00 a.m. ET to discuss the latest corporate developments and financial results. The dial-in number for callers in the U.S. is (800) 946-0744 and the dial-in number for international callers is (719) 457-2642. The access code for all callers is 4011490. A live webcast will also be available on the Company’s website at www.compassdiversifiedholdings.com.
A replay of the call will be available through November 15, 2010. To access the replay, please dial (888) 203-1112 in the U.S. and (719) 457-0820 outside the U.S., and then enter the access code 4011490.
Note Regarding Use of Non-GAAP Financial Measures
CAD, or Cash Flow, is a non-GAAP measure used by the Company to assess its performance, as well as its ability to sustain and increase quarterly distributions. A number of CODI’s businesses have seasonal earnings patterns, with the first quarter typically being the slowest of the year. Accordingly, the Company believes that the most appropriate measure of its performance is over a trailing or expected 12-month period. We have reconciled CAD, or Cash Flow, to Net Income and Cash Flow Provided by Operating Activities on the Attached Schedules. We consider Net Income and Cash Flow Provided by Operating Activities to be the most directly comparable GAAP financial measures to CAD, or Cash Flow.
About Compass Diversified Holdings (“CODI”)
Compass Diversified Holdings (“CODI”) owns and manages a diverse family of established North American middle market businesses. Each of its eight subsidiaries is a leader in their niche market.
CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its owners.
Our subsidiaries are engaged in the following lines of business:
•	The manufacture of quick-turn, prototype and production rigid printed circuit boards (Advanced Circuits, www.advancedcircuits.com);

•	The design and manufacture of promotionally priced upholstered furniture (American Furniture Manufacturing, www.americanfurn.net);

•	The design and manufacture of medical therapeutic support surfaces and other wound treatment devices (Anodyne Medical Device, also doing business and known as Tridien Medical, www.anodynemedicaldevice.com);

•	The design and marketing of wearable baby carriers and related products (ERGObaby, www.ergobabycarriers.com);

•	The design, manufacture and marketing of premium suspension products for mountain bikes and powered off-road vehicles (Fox Racing Shox, www.foxracingshox.com);

•	The design, sourcing and fulfillment of logo based promotional products (Halo Lee Wayne, www.haloleewayne.com);

•	The design and manufacture of premium home and gun safes (Liberty Safe, www.libertysafe.com); and

•	The provision of temporary staffing services, operating approximately 300 locations in 29 states (Staffmark, www.staffmark.com).
To find out more about Compass Diversified Holdings, please visit www.compassdiversifiedholdings.com.
This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the risk factor discussion in the Form 10-K filed by CODI with the Securities and Exchange Commission for the year ended December 31, 2009 and other filings with the Securities and Exchange Commission. CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
A copy of this press release, and of past press releases, is available on Compass Diversified Holdings’ website located at www.compassdiversifiedholdings.com.

Compass Diversified Holdings
Condensed Consolidated Balance Sheets

	September 30,	December 31,
(in thousands)	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$24,468	$31,495
Accounts receivable, less allowance of $4,781 and $5,409	233,010	165,550
Inventories	86,599	51,727
Prepaid expenses and other current assets	29,381	26,255

Total current assets	373,458	275,027

Property, plant and equipment, net	32,177	25,502
Goodwill	320,264	288,028
Intangible assets, net	280,219	216,365
Deferred debt issuance costs, net	4,294	5,326
Other non-current assets	17,337	20,764

Total assets	$1,027,749	$831,012

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$161,137	$99,395
Due to related party	3,763	3,300
Current portion, long-term debt	2,000	2,500
Current portion of workers’ compensation liability	20,844	22,126
Other current liabilities	1,983	2,566

Total current liabilities	189,727	129,887

Long-term debt	173,800	74,000
Supplemental put obligation	30,712	12,082
Deferred income taxes	73,943	60,397
Workers’ compensation liability	37,315	38,913
Other non-current liabilities	4,306	7,667

Total liabilities	509,803	322,946

Stockholders’ equity
Trust shares, no par value, 500,000 authorized; 41,875 and 36,625 shares issued and outstanding at 9/30/10 and 12/31/09	560,767	485,790
Accumulated other comprehensive loss	(674)	(2,001)
Accumulated deficit	(135,044)	(46,628)

Total stockholders’ equity attributable to Holdings	425,049	437,161
Noncontrolling interests	92,897	70,905

Total stockholders’ equity	517,946	508,066

Total liabilities and stockholders’ equity	$1,027,749	$831,012

Compass Diversified Holdings
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
(in thousands, except per share data)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net sales	$460,767	$324,239	$1,218,708	$886,681
Cost of sales	361,236	253,175	962,459	693,842

Gross profit	99,531	71,064	256,249	192,839
Operating expenses:
Staffing expense	21,089	17,665	60,996	56,144
Selling, general and administrative expense	44,101	36,099	129,037	108,093
Supplemental put expense (reversal)	1,639	(101)	18,630	(8,518)
Management fees	4,010	3,331	11,383	9,825
Amortization expense	7,469	6,168	21,069	18,614
Impairment expense	42,435	—	42,435	59,800

Operating income (loss)	(21,212)	7,902	(27,301)	(51,119)

Other income (expense):
Interest income	1	34	18	111
Interest expense	(2,926)	(2,681)	(8,487)	(8,918)
Amortization of debt issuance costs	(493)	(433)	(1,329)	(1,343)
Loss on debt repayment	—	—	—	(3,652)
Other income (expense), net	361	96	752	(594)

Income (loss) before income taxes	(24,269)	4,918	(36,347)	(65,515)
Income tax expense (benefit)	5,148	2,130	9,100	(25,920)

Net income (loss)	(29,417)	2,788	(45,447)	(39,595)
Net income (loss) attributable to noncontrolling interest	642	687	2,041	(15,005)

Net income (loss) attributable to Holdings	$(30,059)	$2,101	$(47,488)	$(24,590)

Basic and fully diluted net income (loss) per share	$(0.72)	$0.06	$(1.19)	$(0.73)

Weighted average number of shares outstanding — basic and fully diluted	41,875	36,625	39,852	33,655

Cash distributions declared per share	$0.34	$0.34	$1.02	$1.02

Compass Diversified Holdings
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
(in thousands)	September 30, 2010	September 30, 2009
Cash flows from operating activities:
Net loss	$(45,447)	$(39,595)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	29,313	26,332
Impairment expense	42,435	59,800
Supplemental put expense (reversal)	18,630	(8,518)
Noncontrolling stockholders charges	8,209	1,378
Loss on debt repayment	—	3,652
Deferred taxes	(5,115)	(28,107)
Other	245	(254)

Changes in operating assets and liabilities, net of acquisition:
Decrease (increase) in accounts receivable	(44,692)	6,054
Increase in inventories	(18,983)	(2,413)
Increase in prepaid expenses and other current assets	(3,793)	(2,757)
Increase in accounts payable and accrued expenses	48,025	5,862

Net cash provided by operating activities	28,827	21,434

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(173,689)	(1,435)
Purchases of property and equipment	(4,703)	(2,365)
Other	7	185

Net cash used in investing activities	(178,385)	(3,615)

Cash flows from financing activities:
Proceeds from issuance of Trust shares, net	74,977	42,085
Net borrowing (repayment) of debt	99,300	(76,000)
Swap termination fee	—	(2,517)
Debt issuance costs	(259)	—
Distributions paid	(40,928)	(33,889)
Net proceeds related to noncontrolling interest	9,485	2,450
Other	(44)	(424)

Net cash provided by (used in) financing activities	142,531	(68,295)

Net decrease in cash and cash equivalents	(7,027)	(50,476)
Cash and cash equivalents — beginning of period	31,495	97,473

Cash and cash equivalents — end of period	$24,468	$46,997

Compass Diversified Holdings
Condensed Consolidated Table of Cash Flows Available for Distribution and Reinvestment (“CAD”)
(unaudited)

	Three Months ended	Three Months Ended	Nine Months Ended	Nine Months Ended
(in thousands)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net income (loss)	$(29,417)	$2,788	$(45,447)	$(39,595)
Adjustment to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	10,254	8,230	27,984	24,989
Impairment expense	42,435	—	42,435	59,800
Amortization of debt issuance costs	493	433	1,329	1,343
Supplemental put expense (reversal)	1,639	(101)	18,630	(8,518)
Noncontrolling interests and noncontrolling stockholders charges	768	918	8,209	1,378
Loss on debt repayment	—	—	—	3,652
Other	405	(33)	245	(254)
Deferred taxes	(3,053)	(1,618)	(5,115)	(28,107)
Changes in operating assets and liabilities	(2,266)	(5,955)	(19,443)	6,746

Net cash provided by operating activities	21,258	4,662	28,827	21,434
Plus:
Unused fee on revolving credit facility (1)	749	871	2,378	2,581
Successful acquisition expense (2)	2,046	—	3,970	—
Staffmark integration and restructuring expenses	—	780	—	4,022
Changes in operating assets and liabilities	2,266	5,955	19,443	—
Less:
Maintenance capital expenditures	2,522	571	4,703	2,181
Changes in operating assets and liabilities	—	—	—	6,746

Estimated cash flow available for distribution and reinvestment	$23,797	$11,697	$49,915	$19,110

Distribution paid in April 2010/2009			$14,238	$10,719
Distribution paid in July 2010/2009			14,238	12,452
Distribution paid in Oct 2010/2009	$14,238	$12,452	14,238	12,452

	$14,238	$12,452	$42,714	$35,623

(1)	Represents the commitment fee on the unused portion of the Revolving Credit Facility.

(2)	Represents transaction costs for successful acquisitions that were expensed during the period.